Exhibit 99.1

Citrix Reports Third Quarter Financial Results

Quarterly Revenue of $565 Million up 20% Year-over-Year

Third Quarter GAAP Diluted Earnings Per Share of $0.49

Third Quarter Non-GAAP Diluted Earnings Per Share of $0.64

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 27, 2011--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the third quarter of fiscal 2011 ended September 30, 2011.

FINANCIAL RESULTS

In the third quarter of fiscal 2011, Citrix achieved revenue of $565 million, compared to $472 million in the third quarter of fiscal 2010, representing 20 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal 2011 was $92 million, or $0.49 per diluted share, compared to $88 million, or $0.46 per diluted share, for the third quarter of 2010.

Non-GAAP Results

Non-GAAP net income in the third quarter of fiscal 2011 was $121 million, or $0.64 per diluted share, compared to $118 million, or $0.62 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items. In addition, non-GAAP net income for the third quarter of fiscal 2010 excludes amounts recorded in connection with the restructuring program that the company implemented in January 2009 and the related tax effect.

“This was a great quarter for Citrix,” said Mark Templeton, president and chief executive officer for Citrix. “I couldn’t be more delighted or proud of our Q3 performance across geographies, business lines and financially.

“We have strong positions across SaaS and collaboration, virtualization and desktop, networking and cloud platform markets… and the investments we’ve made over the past year in people, infrastructure, innovation and go-to-market is powering growth through geographical reach and business model diversity.”

Q3 Financial Summary

In reviewing the third quarter results of 2011, compared to the third quarter of 2010:

  Product license revenue increased 28 percent;
  Revenue from license updates increased 7 percent;
  Online services revenue increased 20 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, increased 37 percent;
  Revenue increased in the America’s region by 21 percent, increased in the EMEA region by 12 percent, and increased in the Pacific region by 39 percent;
  Deferred revenue totaled $834 million, compared to $680 million as of September 30, 2010;
  GAAP operating margin was 19 percent for the quarter and non-GAAP operating margin was 26 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combination and stock-based compensation expenses;

  Cash flow from operations was $188 million, compared with $190 million in the third quarter of 2010; and
  The company repurchased 2.2 million shares at an average price of $56.68.

ShareFile Acquisition

In October 2011, Citrix announced the acquisition of ShareFile™, a market leading provider of secure, cloud-based data storage, sharing and collaboration. The ShareFile product line makes it easy for businesses of all sizes to securely store, sync and share business documents and files, both inside and outside the company. ShareFile's centralized cloud storage capability also allows users to share files across multiple devices and access them from any location.

App-DNA Acquisition

Yesterday, Citrix announced that it has agreed to acquire App-DNA™, a leader in application migration and management and long-time Citrix partner. The acquisition is subject to customary closing conditions and is expected to close in the fourth quarter. App-DNA technology adds a significant component to the Citrix Desktop Transformation strategy aimed at helping customers speed deployments of desktop virtualization enterprise-wide. The App-DNA AppTitude™ product enables organizations to quickly and intelligently assess their application portfolio and migration plans.

Financial Outlook for Fourth Quarter 2011

Citrix management expects to achieve the following results during its fourth fiscal quarter of 2011 ending December 31, 2011:

  Revenue is expected to be in the range of $610.0 million to $620.0 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.59 to $0.60. Non-GAAP diluted earnings per share is expected to be in the range of $0.75 to $0.76, excluding $0.11 related to the effects of amortization of intangible assets primarily related to business combinations, $0.15 related to the effects of stock-based compensation expenses, and $(0.09) to $(0.11) for tax effects related to these items.

  Non-GAAP tax rate, which excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense, is targeted to be in the range of 22 percent to 23 percent.

The above statements are based on current targets and include the impact of recent acquisitions. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2011

Citrix management expects to achieve the following results during fiscal year 2011 ending December 31, 2011:

  Revenue is targeted to be in the range of $2.20 billion to $2.21 billion.
  GAAP diluted earnings per share is targeted to be in the range of $1.88 to $1.90. Non-GAAP diluted earnings per share is targeted to be in the range of $2.45 to $2.46, excluding $0.38 related to the effects of amortization of intangible assets primarily related to business combinations, $0.48 related to the effects of stock-based compensation expenses, and $(0.28) to $(0.31) for the tax effects related to these items.

The above statements are based on current targets and include the impact of recent acquisitions. These statements are forward-looking, and actual results may differ materially.

Preliminary Outlook for Fiscal Year 2012

The company’s preliminary outlook for the full fiscal year 2012 is for net revenue to be in the range of $2.47 billion to $2.48 billion.

The above statement is based on current targets and includes the impact of recent acquisitions. This statement is forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the third quarter of 2011, Citrix announced:

  Citrix closed the acquisition of Cloud.com, a market leading provider of software infrastructure platforms for cloud providers, further establishing Citrix as a leader in infrastructure for the rapidly growing cloud provider market.
  Citrix closed the acquisition of RingCube®, a leader in user personalization technology for virtual desktops, accelerating the adoption of virtual desktops by eliminating the tradeoff between user personalization and centralized IT management.
  Citrix XenDesktop® 5.5, which adds major enhancements in user experience, rich consumer device support and personalization, including the “Personal vDisk” technology acquired in August from RingCube, making it easier for customers to deploy highly personalized virtual desktops at a substantially lower cost.
  Availability of Citrix XenServer® 6, the most recent edition of its server virtualization product line, which brings new optimizations and improved scalability and performance for cloud infrastructure, desktop virtualization and networking.
  A new edition of CloudStack™, its free and open source cloud infrastructure platform, which provides enhanced support for the VMware vSphere and Oracle VM hypervisors, enabling VMware and Oracle customers to manage their virtualized servers as a highly available, scalable cloud computing environment.
  Availability of Citrix GoToMeeting® with HDFaces™, its award-winning web conferencing solution, now with high-definition group video conferencing for up to six attendees, enabling a telepresence-like meeting experience simply using a webcam and an Internet connection.
  The expansion of its growing line of mobile workforce solutions for the Android market with the availability of Citrix GoToMeeting for Android, a free application that gives Android smartphone users the ability to join online meetings anywhere, anytime.

  Citrix GoToAssist® remote support service is now available as an application on the Salesforce.com AppExchange and is integrated with Salesforce CRM to create a more comprehensive service experience for customers.
  Citrix GoToManage® app for iPad is available for free in the App Store, giving IT professionals the freedom to securely troubleshoot and provide on-demand technical support to a computer user from anywhere.

Conference Call Information

Citrix will host a conference call today at 8 a.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 13033739).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtual computing solutions that help people work and play from anywhere on any device. More than 250,000 enterprises rely on Citrix to create better ways for people, IT and business to work through virtual meetings, desktops and datacenters. Citrix virtualization, networking and cloud solutions deliver over 100 million corporate desktops and touch approximately 75 percent of Internet users each day. Citrix partners with over 10,000 companies in 100 countries. Annual revenue in 2010 was $1.87 billion. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Fourth Quarter 2011, Financial Outlook for Fiscal Year 2011 and Preliminary Outlook for Fiscal Year 2012 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company’s business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products; the ability of Citrix to make suitable acquisitions on favorable terms in the future and to successfully integrate those acquisitions; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions; the management of expenses associated with anticipated future growth; the recruitment and retention of qualified employees, including those of acquired companies; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of customer files stored by our services, including in an environment of anticipated higher demand; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix®, Sharefile™, Ringcube®, XenDesktop®. XenServer®, CloudStack™, GoToMeeting®, HDFaces™ GoToAssist®, and GoToManage® are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Product licenses	$193,880	$151,758	$515,466	$423,197
License updates	187,169	174,128	548,920	505,684
Online services	109,558	91,660	315,809	265,821
Technical services	74,741	54,687	206,831	150,236
Total net revenues	565,348	472,233	1,587,026	1,344,938

Cost of net revenues:
Cost of product license revenues	22,345	19,325	54,834	47,125
Cost of services revenues	39,711	25,934	108,283	75,613
Amortization of product related intangible assets	14,679	12,539	39,920	37,314
Total cost of net revenues	76,735	57,798	203,037	160,052
Gross margin	488,613	414,435	1,383,989	1,184,886

Operating expenses:
Research and development	88,933	87,399	254,963	244,644
Sales, marketing and services	212,985	174,734	606,587	531,855
General and administrative	77,586	67,404	229,387	188,828
Amortization of other intangible assets	4,430	3,334	11,876	11,267
Restructuring	-	87	24	922
Total operating expenses	383,934	332,958	1,102,837	977,516

Income from operations	104,679	81,477	281,152	207,370

Other (expense) income, net	(1,861)	5,700	10,799	10,508
Income before income taxes	102,818	87,177	291,951	217,878

Income taxes	10,642	(602)	45,020	35,193
Net income	92,176	87,779	246,931	182,685
Net loss attributable to non-controlling interest	-	-	692	-
Net income attributable to Citrix Systems, Inc.	$92,176	$87,779	$247,623	$182,685

Net income per common share – diluted	$0.49	$0.46	$1.30	$0.96
Weighted average shares outstanding – diluted	189,730	191,004	191,155	189,827

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	September 30, 2011	December 31, 2010
ASSETS:
Cash and cash equivalents	$312,130	$396,162
Short-term investments	462,921	497,643
Accounts receivable, net	339,494	378,395
Other current assets, net	197,096	198,279
Total current assets	1,311,641	1,470,479

Long-term investments	765,822	791,854
Property and equipment, net	277,951	250,482
Goodwill and other intangible assets, net	1,438,811	1,099,244
Other long-term assets	88,639	91,541
Total assets	$3,882,864	$3,703,600

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$340,359	$355,680
Current portion of deferred revenues	710,379	664,332
Total current liabilities	1,050,738	1,020,012

Long-term portion of deferred revenues	123,287	114,638
Other liabilities	48,914	8,362

Stockholders' equity	2,659,925	2,560,588
Total liabilities and stockholders’ equity	$3,882,864	$3,703,600

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
OPERATING ACTIVITIES	$92,176	$246,931
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	42,889	115,594
Stock-based compensation expense	24,954	63,591
Provision for accounts receivable allowances	2,713	4,266
Other non-cash items	7,121	7,771
Total adjustments to reconcile net income to net cash Activities	77,677	191,222
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(3,211)	41,194
Prepaid expenses and other current assets	11,848	(8,143)
Other assets	4,842	5,339
Deferred tax assets, net	(5,249)	(18,285)
Accounts payable and accrued expenses	7,945	(26,104)
Deferred revenues	3,369	46,657
Other liabilities	(1,363)	30,748
Total changes in operating assets and liabilities, net of the effects of acquisitions	18,181	71,406
Net cash provided by operating activities	188,034	509,559

INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	41,460	64,844
Purchases of property and equipment	(29,399)	(88,855)
Purchases of other assets	(7,596)	(15,818)
Cash paid for acquisitions, net of cash acquired	(191,032)	(309,472)
Cash paid for licensing and core technology	(5,677)	(13,164)
Net cash used in investing activities	(192,244)	(362,465)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	9,701	94,827
Payment on debt from acquisitions	(635)	(11,561)
Excess tax benefit from exercise of stock options	2,599	39,868
Stock repurchases, net	(125,112)	(337,079)
Cash paid for non-controlling interest	-	(20,207)
Net cash used in financing activities	(113,447)	(234,152)
Effect of exchange rate changes on cash and cash equivalents	(1,029)	3,026
Change in cash and cash equivalents	(118,686)	(84,032)
Cash and cash equivalents at beginning of period	430,816	396,162
Cash and cash equivalents at end of period	$312,130	$312,130

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended September 30, 2011
GAAP operating margin	18.5%
Add: stock-based compensation	4.4%
Add: amortization of product related intangible assets	2.6%
Add: amortization of other intangible assets	0.8%
Non-GAAP operating margin	26.3%
	Three Months Ended September 30,
	2011	2010
GAAP net income	$92,176	$87,779
Add: stock-based compensation	24,954	30,833
Add: amortization product related intangible assets	14,679	12,539
Add: amortization of other intangible assets	4,430	3,334
Add: restructuring charges	-	87
Less: tax effects related to above items	(15,665)	(16,330)
Non-GAAP net income	$120,574	$118,242

	Three Months Ended September 30,
	2011	2010
GAAP earnings per share – diluted	$0.49	$0.46
Add: stock-based compensation	0.13	0.16
Add: amortization of product related intangible assets	0.08	0.07
Add: amortization of other intangible assets	0.02	0.02
Add: restructuring charges	-	-
Less: tax effects related to above items	(0.08)	(0.09)
Non-GAAP earnings per share – diluted	$0.64	$0.62

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended December 31,	For the Twelve Months Ended December 31,
	2011	2011
GAAP earnings per share - diluted	$0.59 to $0.60	$1. 88 to $1.90
Add: Adjustments to exclude the effects of
amortization of intangible assets	0.11	0.38
Add: Adjustments to exclude the effects of
expenses related to stock-based	0.15	0.48
compensation

	(0.09) to (0.11)	(0.28) to (0.31)

Less: Tax effects related to above items
Non-GAAP earnings per share - diluted	$0.75 to $0.76	$2.45 to $2.46

Three Months Ended December 31, 2011
GAAP tax rate	17.0% to 18.0%
Add: tax effects of stock-based
compensation and amortization of
intangible assets	5.0%
Non-GAAP tax rate	22.0% to 23.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com